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                                                                    EXHIBIT 23.4


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of Premiere Technologies, Inc. and Xpedite Systems, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-41675) and related Prospectus of Premiere Technologies, Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated February 27, 1997, with respect to the consolidated financial statements and schedule of Xpedite Systems, Inc. (i) included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission; and (ii) included in Premiere Technologies, Inc.'s Current Report on Form 8-K dated November 13, 1997 (as amended by Premiere Technologies, Inc.'s Current Reports on Form 8-K/A filed with the Securities and Exchange Commission on December 24, 1997 and January 27, 1998).

                                                           /s/ Ernst & Young LLP

MetroPark, New Jersey
January 27, 1998